UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

13760 Noel Road, Suite 830		75240
Dallas, Texas		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
          Between December 31, 2009 and January 5, 2010, DRI Corporation (“DRI”) entered into a separate Subscription Agreement (collectively, the “Subscription Agreements”) with each of ten investors (each, a “Series K Investor”) to sell an aggregate of 174 shares of DRI’s Series K Senior Convertible Preferred Stock, par value $0.10 per share (the “Series K Preferred Stock”), as amended by the Second Amended Certificate of Designation, described in Item 5.03—Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year, below. The aggregate proceeds to DRI from the sale of such shares of Series K Preferred Stock are more fully described in Item 3.02 — Unregistered Sales of Equity Securities, below.
          The description of the terms and conditions of the Subscription Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Subscription Agreement, which will be filed as an exhibit to DRI’s Annual Report on Form 10-K to be filed on or before March 31, 2010.
          In addition to and contemporaneously with the Subscription Agreements, DRI entered into a separate Registration Rights Agreement with each Series K Investor (collectively, the “Registration Agreements”) pursuant to which DRI agreed that upon written demand from a Series K Investor, DRI will register the shares of Series K Preferred Stock to be issued to such Series K Investor pursuant to its Subscription Agreement (the “Registrable Securities”) for resale by such Series K Investor under the Securities Act of 1933, as amended (the “Securities Act”). DRI also agreed that it will register the Registrable Securities if DRI registers any of its securities under the Securities Act in connection with a public offering of DRI’s common stock, par value $0.10 per share (the “Common Stock”), during the one (1) year period following the execution date of the Registration Agreements.
          The description of the terms and conditions of the Registration Agreements set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Registration Agreement, which will be filed as an exhibit to DRI’s Annual Report on Form 10-K to be filed on or before March 31, 2010.
ITEM 3.02 Unregistered Sales of Equity Securities.
          On October 26, 2009, pursuant to the terms of separate subscription agreements entered into with eight investors, DRI sold an aggregate of 160 shares of the Series K Preferred Stock at a per share cash subscription price of $5,000 (the “First Tranche Purchase”). DRI received gross proceeds from the First Tranche Purchase equal to $800 thousand.
          Between December 31, 2009 and January 5, 2010, pursuant to the terms of Subscription Agreements with nine Series K Investors, DRI agreed to sell an aggregate of 150 shares of the Series K Preferred Stock, as amended by the Second Amended Certificate of Designation, at a per share cash subscription price of $5,000 (the “Second Tranche Purchase”). The gross proceeds to DRI from the Second Tranche Purchase equal to $750 thousand, which will be used for general corporate working capital purposes.
          The aggregate amount of gross proceeds to DRI from the First Tranche Purchase and the Second Tranche Purchase is equal to $1.55 million.
          Also on January 5, 2010, pursuant to the terms of a Subscription Agreement with one Series K Investor, DRI agreed to issue an aggregate of 24 shares of the Series K Preferred Stock, as amended by the Second Certificate of Designation, to a placement agent as consideration for such agent’s services to DRI in connection with the placement of the Series K Preferred Stock under the First Tranche Purchase and the Second Tranche Purchase (the “Placement Purchase”). Upon the issuance of shares pursuant to the Second Tranche Purchase and the Placement Purchase, 334 of the 335 shares of the Series K Preferred Stock authorized under the Third Amended Certificate of Designation, described in Item 5.03—Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year, below, will be issued and outstanding.
          The sales of Series K Preferred Stock effected under the First Tranche Purchase, the Second Tranche Purchase and the Placement Purchase were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving a public offering, and the rules and regulations promulgated thereunder.
ITEM 3.03 Material Modifications to Rights of Security Holders.
     On October 9, 2009, DRI amended its Articles of Incorporation by filing a Certificate of Designation (the “Initial Certificate of Designation”) with the Secretary of State of North Carolina designating 700 shares of its authorized preferred stock as the Series K Preferred Stock. The Series K Preferred Stock ranks prior and superior to DRI’s Series AAA Preferred Stock, Series E Redeemable Nonvoting Convertible Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series J Convertible Preferred Stock, and Common Stock with respect to payment of dividends and upon liquidation, dissolution and winding up of DRI. On October 26, 2009, DRI completed the First Tranche Purchase.
     On November 6, 2009, DRI filed an amendment to the Initial Certificate of Designation for the Series K Preferred Stock with the Secretary of State of North Carolina, which, among other things, modified the voting rights, optional conversion price, and automatic conversion trigger relating to the Series K Preferred Stock (the “First Amended Certificate of Designation”). The Initial Certificate of Designation, as amended by the First Amended Certificate of Designation, are hereinafter collectively referred to as the “Certificate of Designation.”

          On December 31, 2009, DRI filed a further amendment to the Certificate of Designation for the Series K Preferred Stock (the “Second Amended Certificate of Designation”) with the Secretary of State of North Carolina, which modifies the designations, rights, preferences and limitations relating to the shares of the Series K Preferred Stock. The material terms of the Second Amended Certificate of Designation are more fully described in Item 5.03—Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year, below.
          On January 5, 2010, DRI filed a further amendment to the Certificate of Designation for the Series K Preferred Stock, as amended by the Second Amended Certificate of Designation (the “Third Amended Certificate of Designation”), with the Secretary of State of North Carolina, which modifies the designations, rights, preferences and limitations relating to the shares of the Series K Preferred Stock. The material terms of the Third Amended Certificate of Designation are more fully described in Item 5.03—Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year, below.
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On December 31, 2009, DRI filed the Second Amended Certificate of Designation with the Secretary of State of North Carolina, which made the following modifications to the designations, rights, preferences and limitations relating to the shares of the Series K Preferred Stock:
          Amount. Under the Certificate of Designation, the number of shares constituting the Series K Preferred Stock was 700 shares. Under the Second Amended Certificate of Designation, the number of shares constituting the Series K Preferred Stock was modified to 325 shares.
          Voting. The holders of the Series K Preferred Stock are entitled to vote with the holders of the Common Stock as a single class on any matters on which the holders of the Common Stock are entitled to vote. Under the Certificate of Designation, the holders of the Series K Preferred Stock were entitled to a number of votes equal to the quotient obtained by dividing the Liquidation Preference (which is currently set at $5,000 per share) by $2.50. Under the Second Amended Certificate of Designation, the holders of the Series K Preferred Stock will now be entitled to a number of votes equal to the quotient obtained by dividing the Liquidation Preference by the then applicable Conversion Price, as defined below. If all 335 shares of Series K Preferred Stock authorized pursuant to the Third Amended Certificate of Designation, described below, were issued and outstanding as of the date hereof, the holders of these shares would be entitled to cast approximately 957,095 votes on an as-converted basis, representing approximately 6.9% of the total voting power of DRI. Upon the issuance of shares pursuant to the Second Tranche Purchase and the Placement Purchase, 334 of the 335 shares of the Series K Preferred Stock authorized under the Third Amended Certificate of Designation will be issued and outstanding, representing 954,238 votes on an as-converted basis and comprising approximately 6.8% of the total voting power of DRI.
          Optional Conversion. At the option of the holder thereof, any or all outstanding shares of Series K Preferred Stock may be converted into a number of fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock received upon conversion will be determined by multiplying the number of shares of Series K Preferred Stock to be converted by a fraction, the numerator of which is the Liquidation Preference plus all accrued but unpaid dividends on such shares, if any, and the denominator of which is the conversion price then in effect for the Series K Preferred Stock (the “Conversion Price”). Under the Certificate of Designation, the Conversion Price was equal to $2.50 per share. Under the Second Amended Certificate of Designation, the Conversion Price is now as follows: (i) during the period from October 7, 2009 through October 6, 2011, $1.75 per share; (ii) during the period from October 7, 2011 through October 6, 2013, $2.25 per share; and (iii) on or after October 7, 2013, $3.00 per share. The Conversion Price is subject to adjustments upon the occurrence of stock splits, stock dividends, combinations or consolidations, reclassifications, exchanges and substitutions. If all 335 shares of Series K Preferred Stock authorized pursuant to the Third Amended Certificate of Designation were issued and outstanding on the date hereof, such shares would be convertible into approximately 957,095 shares of Common Stock. Upon the issuance of shares pursuant to the Second Tranche Purchase and the Placement Purchase, 334 of the 335 shares of the Series K Preferred Stock authorized under the Third Amended Certificate of Designation will be issued and outstanding, which would be convertible into approximately 954,238 shares of Common Stock.
          Automatic Conversion. The outstanding shares of Series K Preferred Stock will automatically convert to shares of Common Stock if the closing bid price for the Common Stock on The Nasdaq Stock Market (or other exchange or market on which the Common Stock may from time to time be traded) for any consecutive 20-day period exceeds a certain amount (the “Maximum Bid Price”). Under the Certificate of Designation, the Maximum Bid Price was set at $6.00 per share. Under the Second Amended Certificate of Designation, the Maximum Bid Price is now as follows: (i) during the period from October 7, 2009 through October 6, 2011, $4.00 per share; (ii) during the period from October 7, 2011 through October 6, 2013, $4.75 per share; and (iii) on or after October 7, 2013, $5.50 per share.
          The description of the terms and conditions of the Second Amended Certificate of Designation set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended Certificate of Designation, which will be filed as an exhibit to DRI’s Annual Report on Form 10-K to be filed on or before March 31, 2010.

          On January 5, 2010, DRI filed the Third Amended Certificate of Designation with the Secretary of State of North Carolina, which made the following modifications to the designations, rights, preferences and limitations relating to the shares of the Series K Preferred Stock:
          Amount. Under the Certificate of Designation, as amended by the Second Amended Certificate of Designation, the number of shares constituting the Series K Preferred Stock was 325 shares. Under the Third Amended Certificate of Designation, the number of shares constituting the Series K Preferred Stock will now be 335 shares.
          The description of the terms and conditions of the Third Amended Certificate of Designation set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended Certificate of Designation, which will be filed as an exhibit to DRI’s Annual Report on Form 10-K to be filed on or before March 31, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: January 6, 2010

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary